SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2003

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Item 9. Regulation FD Disclosure.

An industry investor conference, sponsored by UBS Warburg, was held on February 26, 2003 in New Orleans, Louisiana. Slides used in the presentation made at the conference by Robert I. Harries, Senior Vice President, Industrial Chemicals Group, are attached hereto as an exhibit to this report. These slides may also be accessed through the Investor Relations page of the company’s website (www.fmc.com), where the presentation can be replayed via a webcast that will be available for approximately thirty days. The posting and furnishing of this information is not intended to, and does not, constitute a determination by FMC Corporation that the information is material or that investors should consider this information before deciding to buy or sell FMC securities.

Exhibit Index	Topic	Presenter

Exhibit 99a	Industrial Chemicals	Robert I. Harries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By /s/ W. Kim Foster
W. Kim Foster Senior Vice President and Chief Financial Officer

Date: February 25, 2003